                                                                   Exhibit 10.12


            AGILENT HFSS TECHNOLOGY LICENSE AND TRANSITION AGREEMENT


This Agreement is effective as of the 1st day of May, 2001 ("Effective Date"), and is by and between Agilent Technologies, Inc., a Delaware corporation having a place of business at 1400 Fountaingrove Parkway, Santa Rosa, CA, 95403, ("Agilent") and Ansoft Corporation, a Delaware corporation having a place of business at Four Station Square, Commerce Court, Suite 200, Pittsburgh, PA, 15219, ("Ansoft").

Whereas Ansoft desires to enhance its market position in the High Frequency Structure Simulator ("HFSS") software business;

Whereas Agilent is willing to license its HFSS software to Ansoft, to transfer customer obligations for products containing Agilent HFSS software to Ansoft and to assign to Ansoft all rights it may own in the www.hfss.com domain name (the "Domain Name"); and

Whereas Ansoft desires to license HFSS technology from Agilent and is willing to accept the transfer from Agilent;

Now, therefore, and in consideration of the mutual promises herein, the parties agree as follows:


1       TRANSITION OF CUSTOMER OBLIGATIONS

Ansoft shall assume all customer obligations described in the HFSS Customer Transition Plan (attached hereto as Exhibit A), according to the schedules set forth therein.

2       LICENSES AND RESTRICTIONS

        2.1 "Agilent HFSS Software Products" means the high frequency structure simulator software programs designed and developed by Agilent. This term is meant to include unique source, object, and executable code owned by Agilent as well as Agilent original works of authorship. Such software and works of authorship are limited to those items set forth in Exhibit B, attached hereto (entitled "Elements comprising the HFSS Software and the HFSS Documentation"). This term does NOT include any software provided by third parties, including for example, third party software imbedded in the Agilent HFSS products. Such third party software includes but is not limited to the list of applications set forth in Exhibit C, attached hereto (entitled "Suppliers of third-party software imbedded in or used to create the HFSS Software").

        2.2 "Ansoft HFSS Software" means the high frequency structure simulator software programs licensed and distributed by Ansoft including the current version as well as all past and future versions and their derivatives. It also includes executable code owned by Ansoft as well as any code provided by third parties (including code obtained from Agilent HFSS software), that is or later becomes embedded in the Ansoft HFSS products.

        2.3 "Ansoft HFSS Documentation" means user documentation associated with the Ansoft HFSS Software including, but not limited to user manuals, support documentation, and application notes.


--------------------------------------------------------------------------------
Agilent and Ansoft Proprietary Information                         July 24, 2003

        2.4 Agilent grants to Ansoft a paid-up worldwide, non-transferable, non-exclusive (except as set forth below), perpetual license to use, make, have made, reproduce, and modify any and all of its intellectual property contained in the Agilent HFSS Software Products, including that embodied in the source, executable, or object code (collectively " Agilent HFSS Software") and in all Agilent documentation directly pertaining to the Agilent HFSS Software, including user guides and support documentation (collectively "Agilent HFSS Documentation"). The elements comprising the Agilent HFSS Software and the Agilent HFSS Documentation are set out in Exhibit B.

        2.5 Provided Agilent purchases annual licenses including support, Ansoft grants to Agilent paid-up worldwide, non-transferable, non-exclusive, annual licenses to use, internal to Agilent and to any of its affiliates or subsidiaries, current versions of the Ansoft HFSS Software and Ansoft HFSS Documentation. Agilent shall be entitled to a maximum of 60 licenses (as such licenses are described in Exhibit D attached hereto, entitled "Ansoft Licenses"), and Agilent must purchase appropriate annual licenses including support (at a price equal to fifteen percent (15%) of Ansoft's then-current published list price for such licenses) for each license it requests.

        2.6 For a period of three (3) years from the Effective Date, Agilent may elect to convert the annual licenses to perpetual licenses at a price equal to three (3) times the annual license fee less any annual license fees previously paid to Ansoft. Upon conversion, the perpetual licenses shall include, at no additional charge, maintenance and support for the period ending three years from the Effective Date. Subsequent annual support contracts shall be consistent with Ansoft's then-current published list price for such support contracts.

        2.7 All suppliers of third-party software imbedded in or used to create the Agilent HFSS Software are set forth in Exhibit C. AGILENT IS NOT ASSIGNING TO ANSOFT ANY OF ITS LICENSES WITH ANY OF SAID SUPPLIERS, AND AGILENT MAKES NO REPRESENTATION AS TO WHICH OF THESE, IF ANY, ANSOFT REQUIRE A LICENSE FROM IN ORDER TO PERFORM ITS OBLIGATIONS HEREUNDER. It is solely Ansoft's duty and responsibility, to determine what licenses, if any, it may require, and to obtain and pay for said licenses.

        2.8 For a period starting June 15, 2001, and ending three (3) years from the Effective Date, neither Agilent nor any of its affiliates or subsidiaries shall market, sell or license the Agilent HFSS Software or the Agilent HFSS Documentation, or any other standalone finite element simulation software, to any existing, or potential end users of such software, except upon the prior written consent of Ansoft. During this same period, Agilent may incorporate, in whole or in part, Agilent owned technology from the Agilent HFSS Software, and the associated finite element simulation capability, into other Agilent software products without restriction, provided it is not offered separately as a general purpose three-dimensional electromagnetic simulation tool.

        2.9 For the period starting from the Effective Date, and ending three (3) years from the Effective Date, neither Agilent, nor any of its affiliates or subsidiaries shall market, sell or license the Agilent owned source code or other finite element simulation technology, contained in the Agilent HFSS Software, or the Agilent HFSS Documentation, to the third parties named in Exhibit E attached hereto (entitled


--------------------------------------------------------------------------------
Agilent and Ansoft Proprietary Information                         July 24, 2003

                "Third -Party Technology Restriction List"), except upon the prior written consent of Ansoft.

        2.10 The restrictions of sections 2.8 and 2.9 shall be removed upon Agilent's return of, or refusal of, the $1,850,000 payment from Ansoft, at any time subsequent to 18 months after the Effective Date.

        2.11 The restrictions of sections 2.8 and 2.9 shall also be removed should Ansoft, and legal successors fail to continue to offer a standalone, finite element simulation tool. Such restrictions shall also be removed if Ansoft and its legal successors fail to provide the necessary licenses and information to allow Agilent to effectively link it's other electronic design automation tools to such finite element simulation tool.

        2.12 Sections 2.8 through 2.11 shall not in any way prohibit Agilent from selling, or negotiating the potential sale of Agilent's Electronic Design Automation business, in whole, or in part, to any third party, at any time. In the event that a sale occurs during the three (3) year period, and such sale includes Agilent HFSS Software or Agilent HFSS Documentation, the purchaser shall take subject to all of the terms, rights, and restrictions of sections 2.8 through 2.11. The terms of this agreement may be disclosed to prospective third parties, without Ansoft's permission, to the extent necessary to provide appropriate disclosures and to assure compliance with this section.

        2.13 Ansoft will receive seventy-five (75) percent of the after tax revenue for any orders for Agilent HFSS Software and Agilent HFSS Software support contracts received by Agilent during the period between the Effective Date and June 15, 2001. Agilent will remit payment to Ansoft, on July 31, 2001.

        2.14 For a period starting June 15, 2001, and ending seven (7) years from the Effective Date, neither Agilent nor any of its affiliates or subsidiaries shall market the HFSS name in any form whatsoever, except in referring to Ansoft's HFSS software.


3       Assignment of Domain Names
        Concurrently with the execution of this Agreement, Agilent hereby assigns to Ansoft all of Agilent's right, title and interest in and to the Domain Name. Agilent will takes such steps as may be necessary, appropriate or convenient in order to record and effectuate such assignment, including, without limitation, making such filings with Network Solutions, Inc. as may be requested by Ansoft.

4       Compensation to Agilent

        4.1 On the Effective Date, Ansoft shall pay Agilent $6,000,000.00, and on October 31, 2002, Ansoft shall pay Agilent an additional $1,850,000 in full consideration for the promises made and the licenses granted herein, and for the transfer and assumption of all relevant customer support.

        4.2 Said payments shall be made payable to Agilent Technologies, Inc. and remitted to Vince Barich MS 52U-63, Agilent Technologies, Inc., 5301 Stevens Creek Blvd., Santa Clara, CA 95051-7295.


--------------------------------------------------------------------------------
Agilent and Ansoft Proprietary Information                         July 24, 2003

5       INDEMNIFICATION

        5.1 Agilent shall defend and indemnify Ansoft and hold it harmless from any and all losses, damages, costs and out-of-pocket expenses, including reasonable attorneys' fees, incurred by Ansoft that result from any claim, lawsuit, proceeding, or other action, whether legal or equitable, by a third party alleging that the unmodified Agilent HFSS Software Products or the Domain Name infringes any copyright, trade secret, patent, or other intellectual property right, anywhere in the world. Counsel provided by Agilent to represent Ansoft shall be mutually acceptable to both parties. Ansoft may participate in any such claim at its own expense.

        5.2     Agilent shall have no obligation under Section 5.1:

                5.2.1 If Ansoft does not: (i) notify Agilent in writing of any such claim within 30 days of Ansoft's receipt of such claim, (ii) allow Agilent to assume sole control of the defense and any settlement negotiations related to such claim, or (iii) cooperate with Agilent, at Agilent's expense, in the defense and settlement of such claim, or

                5.2.2   For any HFSS Software or portions or components thereof:
                        (i) that are not supplied by Agilent, (ii) that are modified by a party other than Agilent, if the alleged infringement relates to such modification, (iii) that are combined with other products, processes or materials where the alleged infringement relates to such combination, (iv) that are used in a way prohibited by Specifications or related application notes, or (v) to the extent Ansoft continues allegedly infringing activity after being notified thereof and of modifications that would have avoided the alleged infringement without significant loss of performance, compatibility or functionality, provided that such modifications are provided by Agilent to Ansoft at no expense to Ansoft.

        5.3 Agilent's obligations under Section 4.1 and 4.2 above describe Ansoft's sole and exclusive remedy against Agilent for a third party claim that the Agilent HFSS Software Products, the HFSS Documentation or the Domain Name infringes or misappropriates a third party's intellectual property rights.

        5.4 Ansoft shall defend and indemnify Agilent and hold it harmless from any and all losses, damages, costs, and out of pocket expenses, including reasonable attorneys' fees, incurred by Agilent that result from any claim, lawsuit, proceeding, or other action arising on or after the Effective Date, whether legal or equitable, brought by a third party alleging that the Ansoft HFSS Software, whether or not modified, infringes any copyright, trade secret, patent, or other intellectual property right, anywhere in the world. Counsel provided by Ansoft to represent Agilent shall be mutually acceptable to both parties.

        5.5     Ansoft shall have no obligation under Section 5.4:

                5.5.1 If Agilent does not: (i) notify Ansoft in writing of any such claim within 30 days of Agilent's receipt of such claim, (ii) allow Ansoft to assume


--------------------------------------------------------------------------------
Agilent and Ansoft Proprietary Information                         July 24, 2003
                        sole control of the defense and any settlement negotiations related to such claim, or (iii) cooperate with Ansoft, at Ansoft's expense, in the defense and settlement of such claim, or

                5.5.2 For any Ansoft HFSS Software or portions or components thereof: (i) that are not supplied to Agilent by or on behalf of Ansoft, (ii) that are modified by or on behalf of an entity other than Ansoft, if the alleged infringement relates to such modification, (iii) that are combined with other products, processes or materials where the alleged infringement relates to such combination, (iv) that are used in a way prohibited by Specifications or related application notes, or (v) to the extent Agilent continues allegedly infringing activity after being notified thereof and of modifications that would have avoided the alleged infringement without significant loss of performance, compatibility or functionality provided that such modifications are provided by Ansoft to Agilent at no expense to Agilent..

        5.6 Ansoft shall further indemnify and defend Agilent and hold it harmless from any and all third party claims, actions, damages, liabilities, costs and expenses, including reasonable attorneys' fees and expenses, arising out of or relating in any way to Ansoft's obligations set out in Exhibit "A", including the performance or non-performance thereof.

        5.7 This Section 4 states the entire liability of each party to the other for claims of intellectual property infringement.

6       CONFIDENTIALITY

        6.1 The terms of this Agreement are confidential and each party shall use the same degree of care to prevent disclosure of the terms of this Agreement to third parties as it uses to protect its own confidential information of similar nature. In no event will this obligation of confidentiality preclude any disclosure required by law or by a regulatory authority, provided that prior to making any such disclosure of the terms of this Agreement a party shall promptly consult in advance with the other party and shall use all commercially reasonable efforts to obtain written assurance that confidential treatment will be accorded to such information. Notwithstanding, either party may disclose terms of this agreement upon receipt of and under conditions provided in an authorized letter from the other party.

        6.2 The source code versions of the Agilent HFSS Software and all other information and documentation so designated that are produced or disclosed to Ansoft pursuant to this Agreement are confidential, and Ansoft shall protect them by using the same degree of care, but no less than a reasonable degree of care, to prevent any unauthorized use, dissemination, or publication as Ansoft uses to protect its own confidential information of a like nature.

        6.3 Except for the confidential information specifically referred to in this Agreement or its Exhibits (including Sections 5.1 and 5.2 above), neither party desires additional confidential information of the other. However, each party provide the other such non-confidential information as may, from time to time, become necessary to implement this Agreement and its purposes.


--------------------------------------------------------------------------------
Agilent and Ansoft Proprietary Information                         July 24, 2003

7       LIMITATION OF LIABILITY


        7.1 agilent makes no representation or warranty regarding the accuracy or completeness of the Agilent HFSS Software, Agilent HFSS Documentation, customer list or any other technology and information disclosed to Ansoft under this Agreement. ALL LICENSES FROM AND DISCLOSURES BY AGILENT ARE PROVIDED ON AN "AS IS" BASIS. Agilent is not obligated to correct, update, upgrade or revise in any way, any of the Agilent HFSS Software or Agilent HFSS Documentation.

        7.2 AGILENT DISCLAIMS ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT. AGILENT FURTHER DISCLAIMS ANY WARRANTY THAT THE HFSS SOFTWARE WILL WORK, BE FREE FROM PROGRAM ERRORS, OR SUCCEED IN PERFORMING ANY TASK OR RESOLVING ANY PROBLEM.

        7.3 ANSOFT DISCLAIMS ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT. ANSOFT FURTHER DISCLAIMS ANY WARRANTY THAT THE ANSOFT HFSS SOFTWARE OR ANSOFT HFSS DOCUMENTATION WILL WORK, BE FREE FROM PROGRAM ERRORS, OR SUCCEED IN PERFORMING ANY TASK OR RESOLVING ANY PROBLEM.

        7.4 TO THE FULLEST EXTENT PERMITTED BY LAW, UNLESS EXPRESSLY PROVIDED OTHERWISE UNDER THIS AGREEMENT, NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY SPECIAL OR CONSEQUENTIAL DAMAGES OF THE OTHER (INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS) ARISING OUT OF ANY PERFORMANCE OF THIS AGREEMENT OR IN FURTHERANCE OF THE PROVISIONS OR OBJECTIVES OF THIS AGREEMENT, REGARDLESS OF WHETHER SUCH DAMAGES ARE BASED ON TORT, WARRANTY, CONTRACT OR ANY OTHER LEGAL THEORY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

        7.5 NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, EXCEPT FOR BODILY INJURY OR DAMAGES CAUSED BY EITHER PARTY'S GROSS NEGLIGENCE OR WILFULL MISCONDUCT, , NEITHER PARTY SHALL BE LIABLE TO THE OTHER, IN THE CASE OF ANSOFT FOR AN AMOUNT IN EXCESS OF $1,000,000.00 AND IN THE CASE OF AGILENT $3,000,000.00.


8       COPYRIGHT NOTICES

        8.1 Object Code. Ansoft shall assure that all object code distributed by it or on its behalf will include the following Copyright Notice, if applicable:


--------------------------------------------------------------------------------
Agilent and Ansoft Proprietary Information                         July 24, 2003

                8.1.1 This software incorporates code owned by Agilent Technologies, Inc.

                8.1.2   Copyright ((C))Agilent Technologies, Inc 1977-2000.

        8.2     The Copyright Notice included with all distributed object code:

                8.2.1 Shall be affixed in a prominent location on the media, in the Documentation on the media packaging, and in a readable file in the object code; and

                8.2.2 Shall appear on at least one display screen for at least two seconds during execution of the object code.

        8.3 Source Code. Ansoft shall assure that all Source Code has the following legend, if applicable, affixed to it in a prominent location on the media, and in a readable file in the code:

                8.3.1 This software incorporates code owned by Agilent Technologies, Inc.
                        8.3.1.1 Copyright ((C))Agilent Technologies, Inc
                                1977-2000.


9       NON-SOLICITATION

During the term of this Agreement and for a period of six months after the Effective Date, neither party shall solicit or employ any personnel of the other without prior written consent from the current employer.

10      DUE DILIGENCE

Information with regard to Agilent's software product sales revenue and the number of supported Agilent HFSS Software licenses was provided by Agilent to Ansoft in the thirty (30) day period prior to the Effective Date. If an error of more than ten (10) percent, in either of these totals, is discovered and reported in writing, by either party within sixty (60) days of the Effective Date, Agilent and Ansoft agree to negotiate in good faith, reasonable and appropriate adjustments to the terms of this agreement. Such adjustments shall be consistent with the nature and magnitude of the error reported.

11      MISCELLANEOUS

        11.1 This Agreement (including any attached exhibits) constitutes the entire agreement between the parties relating to the subject matter hereof, and supersedes all prior proposals, agreements, representations and other communications between the parties with respect to the same.

        11.2 No change in the provisions of this Agreement shall be valid unless in writing and signed by both parties.

        11.3 Neither party shall assign this Agreement to any party at any time without the written consent of the other party. Any purported assignment without the consent of the other party shall be void.


--------------------------------------------------------------------------------
Agilent and Ansoft Proprietary Information                         July 24, 2003

        11.4 This Agreement is binding upon and shall inure to the benefit of the legal successors and assigns of the parties.

        11.5 The failure or delay of either party in exercising any of its rights hereunder, including any rights with respect to a breach or default by the other party, shall in no way operate as a waiver of such rights or prevent the assertion of such rights with respect to any later breach or default by the other party.

        11.6 If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

        11.7 Nothing contained in this Agreement shall be deemed to grant, either directly or by implication, estoppel, or otherwise, any licenses under patents or other intellectual property rights other than as specifically provided in this Agreement. In particular, nothing in this Agreement shall be read to license the design patents, copyrights, mask works, trademarks, trade names, trade dress or trade secrets (or other confidential information) of either party to the other party.

        11.8 The headings used in this Agreement are for reference and convenience only and shall not be used in interpreting the provisions of this Agreement.

        11.9 The parties agree that this Agreement shall be governed by and construed in accordance with the internal substantive laws of the Commonwealth of Pennsylvania, without regard to its choice of law provisions.

        11.10 The parties shall jointly plan and coordinate any publicity regarding the subject matter of this Agreement. Except as required by law or court order, or as reasonably needed in connection with a financial transaction, neither party shall publicize or disclose the terms of this Agreement nor any of the plans and strategies contained in Exhibit A without the prior written approval of the other party.

        11.11 This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

        11.12 No Party shall issue any press release or public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable commercial efforts to advise the other Party prior to making the disclosure.)


--------------------------------------------------------------------------------
Agilent and Ansoft Proprietary Information                         July 24, 2003

        11.13 The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. 11.14 The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

        11.15 Nothing contained herein shall be construed as creating any agency, employment relationship, partnership, principal-agent, joint venture, or other form of joint enterprise between the parties. Further, nothing contained herein shall confer on either party the right to act for or bind the other in any regard.

        11.16 Each of the undersigned represents and warrants that she/he has read and understands this Agreement, that it accurately and completely represents the intention of the parties, and that she/he has the actual authority to sign this agreement on behalf of entity for which she/he purports to act.

        11.17 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

        11.18 All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                To Agilent:
                    Agilent Technologies, Inc.
                    Agilent Comms EDA
                    1400 Fountaingrove Parkway
                    Santa Rosa, CA  95403
                    Attn: Brian Buchanan  MS: 2US-B

                To Ansoft:
                    Ansoft Corporation
                    Four Station Square
                    Commerce Court, Suite 600
                    Pittsburgh, PA, 15219
                    Attn: Tony Ryan

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient, as established by an oral or written acknowledgement by the recipient, by hand receipt from the courier, or otherwise. Any Party may change the address to which notices, requests, demands, claims, and other


--------------------------------------------------------------------------------
Agilent and Ansoft Proprietary Information                         July 24, 2003
communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.



    [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]


--------------------------------------------------------------------------------
Agilent and Ansoft Proprietary Information                         July 24, 2003

    In Witness whereof, this Agreement is executed by a duly authorized representative of each party on the dates shown.

           AGILENT TECHNOLOGIES, INC.              ANSOFT CORPORATION

           -----------------------------           -----------------------------
           (Signature)                             (Signature)

           -----------------------------           -----------------------------
           (Typed or Printed Name)                 (Typed or Printed Name)

           -----------------------------           -----------------------------
           (Title)                                 (Title)



Exhibit List:
-------------
Exhibit A: HFSS Customer Transition Plan
Exhibit B: Elements comprising the HFSS Software and the HFSS Documentation
Exhibit C: Suppliers of third-party software imbedded in or used to create the HFSS Software
Exhibit D: Ansoft Licenses
Exhibit E: Third Party Technology Restrictions


--------------------------------------------------------------------------------
Agilent and Ansoft Proprietary Information                         July 24, 2003
Page 11 of 19